Exhibit 99
Investor Relations contact:

William J. Harter	Phone: (901) 541-3399
Senior Vice President	Fax: (901) 366-3875
Corporate Development, Banking & Finance	Email: bill.harter@directins.com
DIRECT GENERAL CORPORATION
ISSUES $40 MILLION OF TRUST PREFERRED SECURITIES
     Nashville, Tennessee – September 15, 2005 – Direct General Corporation (NASDAQ: DRCT) announced today that it completed the issuance and sale of $40 million of floating interest rate trust preferred securities (the “Securities”) through Direct General Statutory Trust I (the “Trust”). The Company established the Trust for the purpose of issuing the Securities.
     The underlying junior subordinated debt securities issued by the Company to the Trust mature in 2035, bear interest at three-month LIBOR plus 340 basis points and reset quarterly until maturity. The Securities are callable, at the option of the Company, at par on or after September 15, 2010. The Company has entered into an interest swap agreement to fix the effective interest rate at 7.915% annually until September 15, 2010.
     The Company intends to use the proceeds of the offering for various corporate purposes including, but not limited to, pursuit of the Company’s growth and operating strategy, stock repurchases, and/or other general corporate purposes.
     The Securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements. This notice does not constitute an offer to sell or the solicitation of an offer to buy the Securities.
GENERAL INFORMATION
     Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services primarily through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General’s current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct General can be found online at http://www.direct-general.com.
Safe Harbor Statement
     This press release contains statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
     These statements can be identified from the use of the words “may”, “should”, “could”, “potential”, “continue”, “plan”, “forecast”, “estimate”, “project”, “believe”, “intend”, “anticipate”, “expect”, “target”, “is likely”, “will” or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
     Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; failure of expected contingencies to occur; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company’s pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
     In addition, the Company’s past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company’s filings with the Securities and Exchange Commission.